EXHIBIT 10.19

                        PIONEER NATURAL RESOURCES COMPANY

                        RESTRICTED STOCK AWARD AGREEMENT

                                     [DATE]


To [NAME]:

     1. Restricted Stock Award. Pioneer Natural Resources Company (the "Company"), a Delaware corporation, hereby grants to you an aggregate of [SHARES GRANTED] shares of Common Stock, par value $.01 per share, of the Company (the "Restricted Shares"). This award is subject to your acceptance of and agreement to all of the applicable terms, conditions and restrictions described in the Company's Long-Term Incentive Plan (the "Plan"), a copy of which is on file with, and may be obtained from, the Secretary of the Company, and to your acceptance of and agreement to the further terms, conditions and restrictions described in this Restricted Stock Award Agreement (this "Award Agreement"). To the extent that any provision of this Award Agreement conflicts with the expressly applicable terms of the Plan, it is hereby acknowledged and agreed that those terms of the Plan shall control and, if necessary, the applicable provisions of this Award Agreement shall be hereby deemed amended so as to carry out the purpose and intent of the Plan. Terms that have their initial letter capitalized but that are not otherwise defined in this Agreement shall have the meaning given them in the Plan in effect as of the date of this Agreement.

     2. Escrow of Restricted Shares. The Company shall, at its sole election, either issue in your name a certificate for the Restricted Shares and retain that certificate for the period during which the restrictions described in
Section 3(a) are in effect, or, issue the Restricted Shares in your name electronically and control the Shares electronically during the period of restriction. You shall, if requested, execute and deliver to the Company a stock power in blank for the Restricted Shares. You hereby agree that the Company shall hold the certificate for, or control electronically, the Restricted Shares and the related stock power pursuant to the terms of this Award Agreement until such time as the restrictions described in Section 3(a) lapse as described in
Section  4, or the  Restricted  Shares  are  canceled  pursuant  to the terms of
Section 3(b).

     3. Restrictions. Until the restrictions set forth in this Section 3 shall lapse pursuant to the terms of Section 4, below, the Restricted Shares shall:

         (a) Not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of; and

         (b) Be cancelled and returned to the Company at the time of your "Termination of Employment" (as defined in Section 11.1 of the Plan), other than a Termination of Employment that is described in Section 4(b) or 4(c) below, and you shall forfeit the Restricted Shares to the Company and all of your rights thereto shall terminate without any payment of consideration by the Company.

     4. Lapse of Restrictions. The restrictions described in Section 3 shall lapse in accordance with the terms of this Section. Following the lapse of such restrictions with respect to any Restricted Shares, such Restricted Shares shall no longer be subject to such restrictions.

                  [INSERT LAPSE OF RESTRICTION TERMS HERE]

     5. Ownership of Restricted Shares. You are entitled to all the rights of absolute ownership of the Restricted Shares, including the right to vote those shares and to receive dividends thereon, if, as, and when declared by the Board of Directors of the Company, subject, however, to the terms, conditions and restrictions described in the Plan and in this Agreement.



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     6.  Agreement  With Respect to Taxes.  With regard to all taxes  associated with this award, you agree that:

         (a) You will pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state or local taxes of any kind required by law to be withheld by the Company with respect to the Restricted Shares; provided, however, the Company, at its sole election, shall be entitled or permitted to satisfy this obligation by:

             (1) The Company's withholding of stock that is subject to this Agreement; or

             (2) Accepting your transfer of other shares of stock to the Company.

         (b) The Company shall, to the extent permitted by law, have the right to deduct from any payments of any kind otherwise due to you any federal, state or local taxes of any kind required by law to be withheld with respect to the Restricted Shares.

     7. Adjustment of Shares. The number of shares of Restricted Stock subject to this Agreement shall be adjusted as provided in Section 10.1 of the Plan.

     8. Agreement With Respect to Securities Matters. You agree that you will not sell or otherwise transfer any Restricted Shares except pursuant to an effective registration statement under the Securities Act of 1933, as amended, or pursuant to an applicable exemption from such registration.

     9. Restrictive Legend. You hereby acknowledge that the certificate for the Restricted Shares, at the Company's sole discretion, may bear a legend noted conspicuously thereon referring to the terms, conditions and restrictions described in the Plan and in this Agreement. Any attempt to dispose of any Restricted Shares in contravention of the terms, conditions and restrictions described in the Plan or in this Agreement shall be ineffective.

     10. Governing Law. This Award Agreement and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by the laws of the United States, shall be governed by the laws of the State of Delaware and construed accordingly, without giving effect to principles of conflicts of laws.

     If you accept this Restricted Stock Award and agree to the foregoing terms and conditions, please so confirm by signing and returning the duplicate copy of this Award Agreement enclosed for that purpose.


                        PIONEER NATURAL RESOURCES COMPANY


                        By:
                            ---------------------------------
                              Name:
                              Title:


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